Exhibit 4.1

Fourth Supplemental Indenture

FOURTH SUPPLEMENTAL INDENTURE, dated as of January 14, 2014 (this “Supplemental Indenture”), among The ServiceMaster Company, LLC, a Delaware limited liability company (the “Successor Company”), the Subsidiary Guarantors under the Indenture referred to below (the “Subsidiary Guarantors”) and Wilmington Trust, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, The ServiceMaster Company, a Delaware corporation (the “Company”), the Subsidiary Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of February 13, 2012 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance from time to time by the Company of Notes;

WHEREAS, pursuant to the Agreement and Plan of Merger, dated January 14, 2014, the Company has merged (the “Merger”) with and into the Successor Company, with the Successor Company being the surviving entity;

WHEREAS, Section 501(a)(i) of the Indenture contemplates that the Successor Company shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Successor Company shall expressly assume all the obligations of the Company under the Notes and the Indenture;

WHEREAS, Section 501(a)(iv) of the Indenture contemplates that each Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary Guarantor shall confirm its Subsidiary Guarantee;

WHEREAS, the Successor Company and the Subsidiary Guarantors desire to enter into this Supplemental Indenture for good and valuable consideration; and

WHEREAS, pursuant to Section 901(2) of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.                                      Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.                                      Assumption.  The Successor Company hereby expressly assumes and agrees to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by the Company under the Indenture and the Notes.  The Successor Company hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Notes and agrees that it shall be the Successor Company (as defined in the Indenture) and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes.

3.                                      Affirmation of Guarantee.  Each Subsidiary Guarantor hereby confirms its guarantee of the Subsidiary Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XIII of the Indenture.

4.                                      Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE SUCCESSOR COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

5.                                      Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

6.                                      Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

7.                                      Headings.  The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE SERVICEMASTER COMPANY, LLC

By:	/s/ Alan J. M. Haughie
	Name:	Alan J.M. Haughie
	Title:	Senior Vice President & Chief
Financial Officer

MERRY MAIDS LIMITED PARTNERSHIP, as Subsidiary Guarantor By: MM MAIDS L.L.C., its general partner

By:	/s/ Alan J. M. Haughie
	Name:	Alan J.M. Haughie
	Title:	Senior Vice President & Chief
Financial Officer

MM MAIDS L.L.C., as Subsidiary Guarantor

By:	/s/ Alan J. M. Haughie
	Name:	Alan J.M. Haughie
	Title:	Senior Vice President & Chief
Financial Officer

SERVICEMASTER CONSUMER SERVICES LIMITED PARTNERSHIP, as Subsidiary Guarantor
By: SERVICEMASTER CONSUMER SERVICES, INC., its general partner

By:	/s/ Alan J. M. Haughie
	Name:	Alan J.M. Haughie
	Title:	Senior Vice President & Chief
Financial Officer

[Signature Page to Fourth Supplemental Indenture]

SERVICEMASTER MANAGEMENT CORPORATION, as Subsidiary Guarantor

By:	/s/ Alan J. M. Haughie
	Name:	Alan J.M. Haughie
	Title:	Senior Vice President & Chief
Financial Officer

SERVICEMASTER RESIDENTIAL/COMMERCIAL SERVICES LIMITED PARTNERSHIP, as Subsidiary Guarantor
By:	SM CLEAN L.L.C., its general partner

By:	/s/ Alan J. M. Haughie
	Name:	Alan J.M. Haughie
	Title:	Senior Vice President & Chief
Financial Officer

[Signature Page to Fourth Supplemental Indenture]

SM CLEAN L.L.C., as Subsidiary Guarantor

By:	/s/ Alan J. M. Haughie
	Name:	Alan J.M. Haughie
	Title:	Senior Vice President & Chief
Financial Officer

TERMINIX INTERNATIONAL, INC., as Subsidiary Guarantor

By:	/s/ Alan J. M. Haughie
	Name:	Alan J.M. Haughie
	Title:	Senior Vice President & Chief
Financial Officer

THE TERMINIX INTERNATIONAL COMPANY LIMITED PARTNERSHIP, as Subsidiary Guarantor
By: TERMINIX INTERNATIONAL, INC., its general partner

By:	/s/ Alan J. M. Haughie
	Name:	Alan J.M. Haughie
	Title:	Senior Vice President & Chief
Financial Officer

[Signature Page to Fourth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]